SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 20, 1995

                    Petroleum Heat and Power Co., Inc.
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          (Exact name of registrant as specified in its charter)

      Minnesota                       2-88526             06-1183025
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(State or other jurisdiction  (Commission File Number)   (IRS Employer
  of incorporation)                                      Identification No.)

     2187 Atlantic Street, Stamford, CT                          06902
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code  (203) 325-5400
                                                                   ---------
                              Not Applicable
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   (Former name or former address, if changed since last report.)

     Item 2.   Acquisition or Disposition of Assets
               ------------------------------------

               On December 20, 1995, Petroleum Heat and Power Co., Inc., a Minnesota corporation ("Petro") conveyed all of its propane assets and related liabilities to its wholly-owned subsidiary, Star Gas Corporation, a Delaware corporation ("Star Gas" or the "General Partner").

               Concurrently therewith, the General Partner issued $85.0 million in first mortgage notes (the "First Mortgage Notes") to certain institutional investors. The First Mortgage Notes bear interest at the rate of 8.04% per annum, mature in 2009 and require semiannual prepayments, without premium, of the principal thereof commencing in 2001.

               The General Partner and its subsidiaries then conveyed substantially all of their assets (other than $83.7 million in cash from the proceeds of the First Mortgage Notes and certain non-operating assets) to Star Gas Propane, L.P., a Delaware limited partnership (the "Operating Partnership") (the "Star Gas Conveyance") in exchange for general and limited partner interests in the Operating Partnership and the assumption by the Operating Partnership of substantially all of the liabilities of the General Partner (excluding certain income tax liabilities and certain other long-term obligations of the General Partner that were assumed by Petro), including the First Mortgage Notes and approximately $51.0 million in outstanding indebtedness of the General Partner to Petro (the "Intercompany Debt").

               The Intercompany Debt has a weighted average interest rate of 10.4%. Of the $83.7 million in cash retained by the General Partner, $35.0 million was paid to Petro in satisfaction of certain additional indebtedness, $8.6 million was paid in redemption of certain preferred stock of the General Partner held by Petro, $12.0 million was loaned to Petro (at an annual rate of 11.0%) and $6.0 million has been retained to be available to fund the General Partner's Additional Capital Contribution Obligation (as defined below). The remaining $22.1 million was paid as dividends to Petro (of which $4.9 million was previously declared and payable).

               Immediately after the Star Gas Conveyance, the General Partner and its subsidiaries conveyed their respective limited partner interests in the Operating Partnership to Star Gas Partners, L.P., a Delaware limited partnership (the "Partnership") in exchange for an aggregate of 2,396,078 Subordinated Units of limited partner interest in the Partnership. The General Partner owns an aggregate 2% combined general partner interest in the Partnership and the Operating Partnership and (together with its subsidiaries) a 47.0% limited partner interest in the Partnership (approximately 43.6% if an underwriters' over-allotment option is exercised in full).

               Concurrently with the closing of the Star Gas
     Conveyance, the Partnership completed an initial public offering (the "Offering") of 2,600,000 common units (the "Common Units") of limited partner interest at an initial public offering price of $22.00 per unit.

               The Partnership contributed the net proceeds from the sale of the Common Units (which was approximately $51.0 million) to the Operating Partnership, which used such proceeds to repay to Petro all of the Intercompany Debt assumed by the Operating Partnership in the Star Gas Conveyance.

               In order that the Partnership will commence operations with net working capital of $6.2 million, the amount of the Intercompany Debt will be adjusted upwards or downwards to the extent that the net working capital of Star Gas and its subsidiaries exceeds or is less than $6.2 million as of December 20, 1995.

               In connection with the Offering, the General Partner agreed, subject to certain limitations, to make up to $6.0 million of additional capital contributions (the "Additional Capital Contributions Obligation") to the Partnership to enhance the ability of the Partnership to make the minimum quarterly distributions on the Common Units. Such funds were obtained by the General Partner from the proceeds of the First Mortgage Notes.

               The assets which were conveyed to the Operating
     Partnership in connection with the Star Gas Conveyance constituted approximately 41.4% of Petro's consolidated assets and produced 17.8% of Petro's consolidated revenues as of and for the nine months ended September 30, 1995.

     Item 7.   Financial Statements and Exhibits

               (a)  Not Applicable

               (b) See the Pro Forma Financial Information attached hereto as Appendix A

               (c)  (i)  Conveyance and Contribution
                         Agreement between Petro and Star Gas

                    (ii) Conveyance and Contribution
                         Agreement among Star Gas, its subsidiaries, the Partnership and the Operating
                         Partnership.


     Item 8.   Changes in fiscal year
               ----------------------

               None

                               SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PETROLEUM HEAT AND POWER CO., INC.
                                        (Registrant)



                              By: Irik P. Sevin
                                  ---------------------------------
                                    Name: Irik P. Sevin
                                    Title: President, Chairman of the
                                    Board, Chief Financial and
                                    Accounting Officer and Director

                                                                                           Appendix A

                                        Petroleum Heat and Power Co., Inc. and Subsidiaries

                                           Pro Forma Condensed Balance Sheet (Unaudited)
                                                         September 30, 1995
                                                           (In thousands)


                                                                                              Pro Forma
                                                    Petroleum                                 Petroleum
                                                    Heat and               Pro                 Heat and
                                                      Power               Forma                 Power
ASSETS                                              Co., Inc.          Adjustments            Co., Inc.
                                                 -------------       -------------        -------------
Current assets:
  Cash                                           $     16,240       $       77,687 (A)     $     71,684
                                                                              (727)(B)
                                                                            51,046 (C)
                                                                           (72,562)(D)
  Restricted cash                                          -                 6,000 (A)            6,000
  Accounts receivable                                  50,996               (6,436)(B)           44,560
  Inventories                                          22,720               (6,154)(B)           16,566
  Other current assets                                 11,983                 (949)(B)           11,034
                                                 -------------       -------------        -------------
    Total current assets                              101,939               47,905              149,844
                                                 -------------       -------------        -------------
Property, plant and equipment - net                   128,226              (98,687)(B)           29,539
Intangibles - net                                     142,898                1,313 (A)           98,808
                                                                           (43,753)(B)
                                                                            (1,650)(D)
Other assets                                            2,028                   -                 2,028
Investment in Star Gas Partnership                         -                62,954 (B)           11,908
                                                                           (51,046)(C)
                                                 -------------       -------------        -------------
                                                 $    375,091       $      (82,964)        $    292,127
                                                 -------------       -------------        -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of preferred stock and
    long-term debt                               $      7,287       $            -         $      7,287
  Accounts payable                                     10,484               (2,824)(B)            7,660
  Customer credit balances                             34,132               (3,305)(B)           30,827
  Unearned service contract revenue                    13,978                    -               13,978
  Accrued expenses                                     28,317               (2,303)(B)           26,014
                                                 -------------       -------------        -------------
    Total current liabilities                          94,198               (8,432)              85,766
                                                 -------------       -------------        -------------
Long-term debt and notes payable                       77,252               85,000 (A)           53,252
                                                                           (85,000)(B)
                                                                           (24,000)(D)
Supplemental benefits payable and other liabilities     1,966                 (320)(B)            1,646
Pension plan obligation                                 9,010                    -                9,010
Subordinated notes payable                            285,200              (43,750)(D)          241,450
                                                 -------------       -------------        -------------
    Total liabilities                                 467,626              (76,502)             391,124
                                                 -------------       -------------        -------------
Cumulative redeemable exchangeable preferred stock     12,500                    -               12,500
Common stock redeemable at option of stockholder        1,280                    -                1,280
Note receivable from stockholder                       (1,280)                   -               (1,280)
Stockholders' equity (deficiency)                    (105,035)              (6,462)(D)         (111,497)
                                                 -------------       -------------        -------------
                                                 $    375,091       $      (82,964)        $    292,127
                                                 -------------       -------------        -------------

 SEE NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS.

                                        Petroleum Heat and Power Co., Inc. and Subsidiaries

                                      Pro Forma Condensed Statement of Operations (Unaudited)
                                                for the Year-Ended December 31, 1994
                                              (In thousands, except per share amounts)


                                                                                                    Pro Forma
                                                       Petroleum                                    Petroleum
                                                        Heat and         (E)            Pro          Heat and
                                                         Power         Star Gas        Forma          Power
                                                       Co., Inc.      Conveyance     Adjustments    Co., Inc.
                                                       ---------      ----------     -----------    ---------
Net sales                                            $   546,677    $   (18,520)   $        -    $    528,157
Cost of sales                                            362,981         (8,305)                      354,676
                                                       ---------      ----------     -----------    ---------
  Gross profit                                           183,696        (10,215)            -         173,481

Operating expenses                                       128,310         (6,042)                      122,268
Amortization of customer lists and
  deferred charges                                        25,925           (877)                       25,048
Depreciation and amortization of
  plant and equipment                                      6,469         (1,230)                        5,239
Provision for supplemental benefits                          373              -                           373
                                                       ---------      ----------     -----------    ---------
  Operating income                                        22,619         (2,066)            -          20,553

Interest expense-net                                     (23,766)           634       (10,451)(F)     (22,765)
                                                                                       10,818 (G)
Other income (expense)                                       110              -                           110

  Income (loss) before income taxes,
                                                       ---------      ----------     -----------    ---------
    equity interest and extraordinary item                (1,037)        (1,432)          367          (2,102)

Income taxes                                                 600           (150)                          450
  Income (loss) before equity interest
                                                       ---------      ----------     -----------    ---------
    and extraordinary item                                (1,637)        (1,282)          367          (2,552)

Share of income (loss) of the Partnership                 (1,973)             -           282 (H)      (1,691)
                                                       ---------      ----------     -----------    ---------
  Income (loss) before extraordinary item            $    (3,610)   $    (1,282)   $      649    $     (4,243)
                                                       ---------      ----------     -----------    ---------



Income (loss) before extraordinary item per common share:
    Class A Common Stock                             $     -0.34                                 $      -0.37
    Class B Common Stock                                    1.10                                         1.10
    Class C Common Stock                                   -0.34                                        -0.37

Cash dividends declared per Common Stock:
    Class A Common Stock                             $      0.55                                 $       0.55
    Class B Common Stock                                    1.10                                         1.10
    Class C Common Stock                                    0.55                                         0.55

Weighted average number of common shares:
    Class A Common Stock                                  19,195                                       19,195
    Class B Common Stock                                     152                                          152
    Class C Common Stock                                   2,550                                        2,550

 SEE NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS.


                                        Petroleum Heat and Power Co., Inc. and Subsidiaries

                                      Pro Forma Condensed Statement of Operations (Unaudited)
                                            for the Nine Months Ended September 30, 1995
                                              (In thousands, except per share amounts)

                                                                                                          Pro Forma
                                                        Petroleum                                         Petroleum
                                                         Heat and           (E)             Pro            Heat and
                                                          Power           Star Gas         Forma           Power
                                                        Co., Inc.        Conveyance      Adjustments     Co., Inc.
                                                     -------------    -------------    -------------  -------------

Net sales                                            $     404,917    $     (71,892)   $         -    $     333,025
Cost of sales                                              256,342          (33,341)                        223,001
                                                     -------------    -------------    -------------  -------------
  Gross profit                                             148,575          (38,551)             -          110,024

Operating expenses                                         118,638          (29,993)                         88,645
Amortization of customer lists and
  Deferred charges                                          20,198           (2,446)                         17,752
Depreciation and amortization of
  plant and equipment                                        9,003           (4,719)                          4,284
Provision for supplemental benefits                          1,039                -                           1,039
                                                     -------------    -------------    -------------  -------------
  Operating income (loss)                                     (303)          (1,393)             -           (1,696)

Interest expense-net                                       (28,451)             966         (1,161)(F)      (20,532)
                                                                                             8,114 (G)
Other income (expense)                                         743                -                             743

  Income (loss) before income taxes,
                                                     -------------    -------------    -------------  -------------
    equity interest and extraordinary item                 (28,011)            (427)         6,953          (21,485)

Income taxes                                                   300             (100)                            200
  Income (loss) before equity interest
                                                     -------------    -------------    -------------  -------------
    and extraordinary item                                 (28,311)            (327)         6,953          (21,685)

Share of income (loss) of the Partnership                        -                -         (3,320)(H)       (3,320)
                                                     -------------    -------------    -------------  -------------
  Income (loss) before extraordinary item            $     (28,311)   $        (327)   $     3,633    $     (25,005)
                                                     -------------    -------------    -------------  -------------
Income (loss) before extraordinary item per common share:
    Class A Common Stock                             $       (1.25)                                   $       (1.11)
    Class B Common Stock                                         -                                                -
    Class C Common Stock                                     (1.25)                                           (1.11)

Cash dividends declared per Common Stock:
    Class A Common Stock                             $        0.45                                    $        0.45
    Class B Common Stock                                         -                                                -
    Class C Common Stock                                      0.45                                             0.45

Weighted average number of common shares:
    Class A Common Stock                                    22,656                                           22,656
    Class B Common Stock                                        16                                               16
    Class C Common Stock                                     2,598                                            2,598

 SEE NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS.

            Petroleum Heat and Power Co., Inc. and Subsidiaries
             Notes to Pro Forma Condensed Financial Statements

                              (In thousands)

The Pro Forma Statement of Operations for the year ended December 31, 1994 is derived from the Company's audited consolidated financial statements for the year ended December 31, 1994. The Pro Forma Balance Sheet and Statement of Operations as of and for the nine months ended September 30, 1995 are derived from the unaudited financial statements of the Company at and for the nine months ended September 30, 1995, which include all adjustments (consisting of only normal recurring adjustments) that, in the opinion of management, are necessary for a fair presentation of such data. The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual results may differ from the pro forma results. The Pro Forma Financial Statements do not purport to represent what the Company's financial position or results of operations would have been if the events described therein had occurred on September 30, 1995 in the case of the Pro Forma Balance Sheet, or as of January 1, 1994, in the case of the Pro Forma Statements of Operations for the year-ended December 31, 1994 and for the nine months ended September 30, 1995, nor are they intended to project the Company's financial position or results of operations for any future period. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction and that the pro forma adjustments give appropriate effect to those assumptions as if they occurred on September 30, 1995, in the case of the Pro Forma Balance Sheet, or as of January 1, 1994 in the case of the Pro Forma Statements of Operations for the year-ended December 31, 1994 and the nine months ended September 30, 1995 and are properly applied in the pro forma financial information. The Pro Forma Financial Statements should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto, which were filed as part of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and Quarterly Report on Form 10-Q for the nine months ended September 30, 1994 and 1995.


   (A) Reflects the $85,000 First Mortgage Notes issued by the General Partner, net of $1,313 of issuance costs.

   (B) Reflects the Star Gas Conveyance including the $85,000 First Mortgage Notes assumed by the Operating Partnership, in exchange for general and limited partner interests in the Operating Partnership.

   (C) Reflects the net proceeds from the 2,600 Common Units issued by the Partnership, the contribution of these net proceeds to the Operating Partnership, and the use of such proceeds to repay Petro the $51,046 Intercompany Debt assumed by the Operating Partnership during the Star Gas Conveyance.

   (D) Reflects Petro's use of the proceeds to repay $24,000 of long term debt and to repay $43,750 of 12 1/4% subordinated debentures at an 11% premium. In addition, Petro will incur an extraordinary loss on the repurchase of the subordinated debentures of $6,462 representing the premium paid of $4,812 and the write-off of $1,650 of deferred financing costs associated with such debt.

   (E) Reflects the actual results of the Petro and Star Gas propane operations which were conveyed to the Partnership.

   (F) Reflects increased interest applicable to the Star Gas acquisition, as a result of the purchase of $65,350 of Star Gas debt and $19,966 of Star Gas preferred stock from a portion of the proceeds of Petro's $125,000 12 1/4% Subordinated Debenture offering in February 1995.

   (G) Represents the pro forma adjustments to reflect decreased interest expense as a result of (i) the repayment of $43,750 of subordinated debentures, (ii) the repayment of $24,000 of notes payable, and (iii) the remaining unapplied proceeds of $62,171 which were assumed to be invested in Treasury Notes at an assumed rate of 5.5%.

   (H) Adjustment to reflect Petro's share of the net loss of the Partnership based upon its 49% ownership percentage using the equity method of accounting.